UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2012

Commission File Number 001-31921

Compass Minerals International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	36-3972986
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9900 West 109th Street
Suite 100
Overland Park, KS 66210
(913) 344-9200
(Address of principal executive offices and telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

In connection with an independent director evaluation of the Company's Rights Agreement dated as of December 11, 2003, as amended (the "Rights Agreement"), between the Company and Computershare, as successor rights agent, the Board of Directors accepted the recommendations of the independent review committee and adopted changes to the Rights Agreement.  Accordingly, the Rights Agreement was amended and restated effective December 17, 2012.  The changes to the Rights Agreement include amendments to the definitions of "Beneficial Owner" and "beneficially own" to (i) include derivative securities, and (ii) include shares owned by those acting in concert with a beneficial owner. This description is qualified in its entirety by the Amendment, which is incorporated herein by reference and filed herewith as Exhibit 4.1.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 3.03 by reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Document Description
Exhibit 4.1	Amended and Restated Rights Agreement dated December 17, 2012 between Compass Minerals International, Inc. and Computershare, as rights agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 19, 2012	COMPASS MINERALS INTERNATIONAL, INC.

	By:	/s/ Rodney L. Underdown
	Name:	Rodney L. Underdown
	Its:	Vice President and Chief Financial Officer